Exhibit 99.2 Press Release dated April 17, 2009

Revett Announces Silver Wheaton Exercises Participation Rights

April 17, 2009 - Revett Minerals Inc., Spokane Valley, Washington (“TSX-RVM”) (“Revett” or the “Company”) is pleased to announce that Silver Wheaton has exercised its participation right to acquire 3,855,558 Revett Minerals common shares.

In connection with the recent exchange of 20,553,500 Revett Silver Class B common shares for Revett Minerals common shares, Silver Wheaton has taken up a portion of its pro-rata share of Revett Minerals common shares under the Participation Rights Agreement dated November 22, 2006. Revett Minerals now has 109,014,696 shares outstanding, of which, Silver Wheaton owns 16.4% .

John Shanahan, President and CEO, commented “We are pleased that Silver Wheaton continues to stand behind Revett Minerals as we advance our long term goals of increasing production at the Troy Mine and advancing the exploration stage Rock Creek project.”

Other Corporate Updates
John Shanahan, previously appointed as interim President and CEO on September 10, 2008, has accepted the position on a permanent basis.

About Revett
Revett Minerals, through its subsidiaries, owns and operates the currently producing Troy Mine and development-stage Rock Creek Project, both located in northwestern Montana, USA. These projects host significant copper and silver mineral reserves and resources and will form the basis of our plan to become a solid mid-tier base and precious metals producer. Revett plans on expanding production through exploration in and around its current properties, as well as through targeted business combinations of advanced stage projects.

John Shanahan
President & CEO

For more information, please contact:
Doug Ward, VP Corporate Development or Monique Hayes, Corporate/Investor Communications at (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although Revett Minerals has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.